EXHIBIT 23

Independent Auditors’ Consent

The Board of Directors

Datastream Systems, Inc.:

We consent to incorporation by reference in the following Registration Statements on Forms S-8 of Datastream Systems, Inc., of our reports dated February 18, 2004, relating to the consolidated balance sheets of Datastream Systems, Inc. and subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2003, and related schedule, which reports appear in the December 31, 2003 annual report on Form 10-K of Datastream Systems, Inc.:

Form	Registration Number	Filing Date
S-8	333-00314	1/16/1996
S-8	333-00080	1/16/1996
S-8	333-03579	5/13/1996
S-8	333-37655	10/10/1997
S-8	333-50395	4/17/1998
S-8	333-50397	4/17/1998
S-8	333-50399	4/17/1998
S-8	333-57055	6/17/1998
S-8	333-79085	5/21/1999
S-8	333-81663	6/28/1999
S-8	333-43980	8/17/2000
S-8	333-43982	8/17/2000
S-8	333-59320	4/20/2001
S-8	333-99145	9/04/2002
S-8	333-107431	7/29/2003

Greenville, South Carolina

March 9, 2004